Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2004 relating to the consolidated financial statements and financial statement schedule of Universal Electronics Inc., which appears in Universal Electronics Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Orange County, California
July 23, 2004